EXHIBIT 23.1

Pressler Petroleum Consultants, Inc.
500 DALLAS, SUITE 2920
HOUSTON, TEXAS 77002
TELEPHONE	FACSIMILE
713-659-8300	713-659-6909

February 25, 2011

Bayou City Exploration, Inc.
632 Adams Street
Suite 700
Bowling Green, KY 42101

CONSENT OF PRESSLER PETROLEUM CONSULTANTS, INC.

Gentlemen:

Pressler Petroleum Consultants, Inc. (“Pressler”) hereby consents to the use of our name, to references to our name, and to the inclusion of information taken from “Estimated Reserves and Future Net Revenues as of January 1, 2010 Net to Bayou City Exploration, Inc.,” under the section “Item 2 Description of Properties – Net Proved Oil and Gas Reserves,” in the Annual Report on Form 10-K of Bayou City Exploration, Inc.  We also consent to the inclusion of our letter report dated February 15, 2011 and summary reserve information in the Annual Report on Form 10-K of Bayou City Exploration, Inc.as Exhibit 99.1.

Sincerely,

PRESSLER PETROLEUM CONSULTANTS, INC.
Firm #7507

By: /s/ Daniel L. Wilson, P.E.
Daniel L. Wilson, P.E.
TBPE #63809